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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-108440 of Refocus Group, Inc. on Form SB-2 of our report dated March 6, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the merger of a newly created wholly-owned subsidiary of Refocus Group, Inc. ("Refocus") with and into Presby Corp with Presby Corp surviving as a wholly-owned subsidiary of Refocus), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Fort Worth, Texas
February 2, 2004

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  Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT